SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ___________________________

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                 March 31, 2003

                               Aphton Corporation
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             (Exact name of registrant as specified in its charter)



         Delaware                         0-19122               95-3640931
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(State or Other Jurisdiction of        (Commission          (I.R.S. Employer
         Incorporation)                File Number)      Identification Number)


             80 S.W. Eighth Street, Suite 2160, Miami, Florida 33130
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               (Address of principal executive offices) (zip code)

                                 (305) 374-7338
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

               On March 31, 2003, Aphton Corporation (the "Company") announced that the Company issued and sold in a private placement convertible, redeemable, 5-year, interest-bearing notes and warrants to three institutional investors, including a substantial participation by two existing investors in the Company, for proceeds of $15 million in the first tranche closing; the proceeds will be wired the following day. The notes are convertible at a fixed price of $2.50 per share; as part of the transaction the Company also issued to the investors five year warrants with a fixed exercise price of $2.70 per share (both are at a premium to the market price of the common stock as of the last closing price), unless otherwise adjusted prior to conversion pursuant to the provisions of the notes and warrants. The Company has the right and obligation to redeem the notes under certain conditions at any time after the third year from the issuance date. The securities have registration rights. In addition, and subject to certain conditions, the Company is obligated to sell and one of the investors is obligated to purchase an additional $5 million of such notes and warrants convertible into shares of the Company's common stock, also with registration rights, in the second tranche. In compliance with regulatory requirements, the Company intends to hold a shareholder's meeting to approve certain aspects of the transaction; in connection with the shareholder's meeting, the Company has already secured irrevocable proxies from certain of its existing shareholders to vote in favor of the transaction and believes that it will have a strong favorable majority vote.

     Aphton Corporation is a biopharmaceutical company developing products using its innovative targeted immunotherapy technology for neutralizing hormones that participate in gastrointestinal system and reproductive system cancer and non-cancer diseases. Aphton has strategic alliances with Aventis Pasteur for treating gastrointestinal system and other cancers with G17DT in North America and Europe; GlaxoSmithKline for reproductive system cancer and non-cancer diseases worldwide; and others.

     The securities have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an exemption from the registration requirements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


         (c)  Exhibits.

              4.1 Securities Purchase Agreement, dated as of March 31, 2003, by Aphton Corporation and the investors listed on the Schedule of Buyers attached thereto.

              4.2 Registration Rights Agreement, dated as of March 31, 2003, by and among Aphton Corporation and the undersigned buyers.

              4.3   Form of Initial Senior Convertible Note.

              4.4   Form of Additional Senior Convertible Note.

              4.5   Form of Warrant.

              4.6   Form of Voting Agreement.

             99.1   Text of Press Release of the Company dated March 31, 2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  APHTON CORPORATION
                                  (Registrant)

                                  By:   /s/ Frederick W. Jacobs
                                     ------------------------------------
                                     Name:  Frederick W. Jacobs
                                     Title: Vice President, Chief Financial
                                              Officer, Treasurer and Chief
                                              Accounting Officer


Dated: March 31, 2003